UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

(Address of Principal Executive Offices)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 9, 2017, Wizard World, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). A majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting was present in person or by proxy, thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth in the table below. With respect to the election of Paul Kessler, John D. Maatta, Greg Suess, Jordan Schur and Michael Breen as directors to each serve a one-year term on the Board and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Election of Paul Kessler	50,087,069	2,648	-	-
Election of John D. Maatta	49,983,320	106,397	-	-
Election of Greg Suess	49,985,855	103,862	-	-
Election of Jordan Schur	49,985,856	103,861	-	-
Election of Michael Breen	49,985,856	103,861	-	-
Ratification of Rosenberg Rich Baker Berman & Company, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2017	50,035,036	54,681	0	-
Non-binding advisory vote on the Company’s Executive Compensation	49,833,007	256,685	25	-

On the basis of the above votes, (i) Paul Kessler, John D. Maatta, Greg Suess, Jordan Schur and Michal Breen were elected as members of the Board and (ii) the proposal to ratify the selection of Rosenberg Rich Baker Berman & Company, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2017 was adopted. The stockholders also voted a sufficient number of non-binding advisory votes to approve (iii) the Company’s executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: October 12, 2017	By:	/s/ John D. Maatta
John D. Maatta
Chief Executive Officer